ROPES & GRAY
                     One International Place
                Boston, Massachusetts  02110-2624
                         (617) 951-7000
                    Telecopier:  (617) 951-7050





                              May 22, 1995




State Street Boston Corporation
225 Franklin Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

   This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 2,986,111 shares of Common Stock, $1.00 par value (the "Shares"), of State Street Boston Corporation, a Massachusetts corporation (the "Company"). The Shares are to be sold by Kemper Financial Services, Inc. (the "Selling Stockholder") pursuant to the related prospectus contained in the Registration Statement.

   We have acted as counsel for the Company in connection with the issue and sale of the Shares by the Company to the Selling Stockholder, and the sale of the Shares by the Selling Stockholder. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

   We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts.

   Based upon the foregoing, we are of the opinion that, the Shares being sold by the Selling Stockholder have been duly authorized, validly issued and are fully paid and nonassessable.

   We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."



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State Street Boston Corporation       -2-                          May 22, 1995



   This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                         Very truly yours,


                         Ropes & Gray

:3051342.01


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